As of December 16, 1999



Mr. Howard Leitner
48 Touchstone Way
Millwood, NY 10546

Dear Howard:

     This letter, when signed by both of us, sets forth the terms and conditions upon which you will be employed by Sequa
Corporation (the "Company"), as follows:

     1. During the term of your employment hereunder, you will work for the Company in an executive capacity. You will report to the Chairman of the Board of the Company and/or to any other individuals designated from time to time by the Company's Board of Directors (the "Board") and perform such duties as the Chairman or the person to whom you report may assign to you from time to time. Your title initially shall be Senior Vice President of Finance of the Company and may be changed from time to time as may be determined by the Board in its sole discretion. You will devote your full attention and expend your best efforts, energies and skills on an exclusive and full time basis, to the business of the Company. The place of employment is the New York metropolitan area, or any other location of the principal office of the Company.

     2. In full consideration of all of the services to be rendered by you under this Agreement, the Company will pay to you a minimum base salary at the rate of $258,000 per year during the term of your employment hereunder, payable in equal bi-weekly installments. Your base salary may be increased in or about March of each year during the term of your employment hereunder, at the sole discretion of the Board, taking into account, among other things, individual performance and general business conditions. Based upon your performance and at the sole discretion of the Board, you will also be entitled to share in any incentive bonus which the Board decides to pay to its executive officers.

     3. We will recommend to the Board of Directors that you be granted a stock option to purchase 5,000 shares of the Company's Class A Common Stock, no par value (the "Common Stock") at an exercise price equal to the last sales price of the Common Stock on the New York Stock Exchange on December 16, 1999 or the date of the next meeting of the Board, pursuant to the terms of the Company's 1998 Key Employees Stock Option Plan and accompanying Incentive Stock Option Agreement (a copy of which is annexed hereto as Exhibit "B"), and as provided below. Such option shall become exercisable as follows:

                 1,666 shares, commencing December 16, 2000;
                 1,667 shares, commencing December 16, 2001; and
                 1,667 shares, commencing December 16, 2002

The term of the option shall be five (5) years, expiring December 16, 2004. You fully understand, acknowledge and agree that the Company is under no obligation to extend your employment beyond the period set forth in Paragraph 6(a) hereof (December 15, 2001) and the foregoing stock option shall terminate and be of no further or continuing force or effect on the date of termination of your employment with the Company for any reason whatsoever.

     4. In addition to the foregoing compensation, you shall be entitled, during the term of your employment hereunder, to the following:

           (a) the use of a Company-leased car in accordance with Company policy generally applicable to its senior vice presidents.

           (b) to participate in the same, retirement, medical, dental, insurance and other similar plans and programs that are generally provided by the Company to its employees, in each case in accordance with the terms and subject to the conditions of such plans and programs as in effect from time to time hereafter (including deduction by the Company from your compensation of such amounts as may be necessary for the maintenance of such coverage);

           (c) paid vacations and holidays in accordance with Company policy generally applicable to its executive officers;
and

           (d) reimbursement of all authorized, reasonable travel, entertainment and other expenses paid or incurred by you in the performance of your business obligations hereunder, and you shall provide receipts or other appropriate evidence of such expenses as the Company may request from time to time.

     5. All of the foregoing compensation and benefits shall be subject to the payment by you of applicable federal, state and local taxes and the withholding of such taxes by the Company as may be required by applicable laws.

     6.    (a)   The term of your employment hereunder is for a
period of two (2) years from December 16, 1999 to December 15, 2001, subject, however, to earlier termination pursuant to the provisions of subparagraphs 6(b) or (c) below.

           (b) In the event of your death at any time during the term hereof, your employment by the Company shall be deemed to have ceased as of the date of your death without notice to your estate. If, during any twelve (12) month period (not limited to a calendar year), you are absent from your employment or substantially unable to perform such duties as are required of you pursuant to the provisions hereof by reason of illness or other incapacity, or any other cause of whatsoever nature, for more than ninety (90) days in the aggregate, the Company may, upon at least ten (10) days' prior written notice to you (which notice shall fix the date of termination) terminate the term of your employment hereunder. Upon the termination of the term of your employment hereunder as aforesaid, the Company shall be relieved of any and all further obligations to you arising out of this Agreement, except for benefits available to you under the Company's retirement plan, savings plan, disability program, if applicable, and any accrued and unpaid salary and vacation benefits, and authorized but unreimbursed expenses.

           (c) The Company shall have the right at any time to terminate your employment hereunder for Due Cause (as hereinafter defined), which termination shall be effective immediately upon the issuance by the Company of written notice to you. For the purposes of this Agreement, "Due Cause" shall mean (i) the intentional refusal (except by reason of incapacity due to physical or mental illness or disability) by you to devote your entire business time to the performance of your duties hereunder as provided in Section 1 above, (ii) a breach by you of the provisions of Exhibit A annexed hereto, (iii) your conviction (including a conviction on a nolo contendere plea) of a felony,
(iv) your theft or misappropriation of Company assets, (v) any willful, intentional or grossly negligent act by you having the effect of injuring the reputation or business of the Company (including without limitation, a violation of the Company's Code of Ethical Conduct), (vi) your repeated or continued failure, neglect or refusal to perform your duties as an employee of the Company, or (vii) any other event or act which under the common or statutory laws of the State of New York would be considered "due cause" for termination of employment.

     7. Concurrently with the execution of this Agreement, you are executing the Company's Trade Secret Employment Agreement (a copy of which is annexed hereto as Exhibit A) and hereby agree to be bound by the terms thereof, all of which are incorporated into and made a part of this Agreement.

     8. You have represented that you have no agreement with or obligations to others in conflict with this Agreement. There are no representations, warranties, provisions or undertakings other than those contained in this Agreement (including the annexed Exhibit A) and in the Incentive Stock Option Agreement (a copy of which is annexed hereto as Exhibit B). This Agreement (including Exhibits A and B) constitutes the entire agreement between you and the Company regarding your employment by the Company. This Agreement cannot be changed or modified except in writing duly signed by each of us. This Agreement and your rights and obligations hereunder may not be assigned or otherwise transferred by you.

     9. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of New
York applicable to contracts made and to be performed entirely in such State.

     If the foregoing is in accordance with your understanding of the terms of your employment by the Company, please sign and return to the undersigned the enclosed duplicate of this letter. Upon our receipt of such fully executed copy, this shall become a binding agreement between us.

                               Very truly yours,

                               SEQUA CORPORATION




By:___________________________________
                                  Norman E. Alexander
                                  Chairman and Chief Executive
Officer

AGREED TO AND ACCEPTED



_____________________________
Howard Leitner

Date:_________________________

                                                        Exhibit A

                             SEQUA CORPORATION
                          TRADE SECRET AGREEMENT


Howard Leitner      Executive Offices            As of December 16,
1999
Employee Name       Division/Unit                Date


During the course of your employment by SEQUA CORPORATION, a Delaware corporation ("SEQUA") you may acquire information regarding one or more of the trade secrets belonging to SEQUA. These trade secrets include business and technical information, whatever its nature and form and whether obtained orally, by observations, from written materials or otherwise, as for example: devices, formulas and compositions of matter and processes relating to the manufacture of SEQUA's products; designs, drawings, specifications and blueprints of machinery and equipment; lists of SEQUA'S customers, suppliers, employees and their salaries; compositions of matter and methods of manufacture of products under investigation in the laboratories, pilot plants or plants of SEQUA; information on markets, end uses and applications; and business procedures, costs, contracts, proposals and other information relating to SEQUA's business. SEQUA has acquired these trade secrets at great expense and for commercial advantage and, therefore, takes every reasonable precaution to prevent the use or disclosure of any part of it by or to unauthorized persons.

This letter, when accepted by you, will evidence your agreement in consideration and as a condition of your employment or continued employment by SEQUA and the wages or salary to be paid to you by SEQUA:

1. That you will not, in any manner, either during your employment or at any time after termination of your employment with SEQUA, duplicate, remove, transfer, disclose or utilize, or knowingly allow any other persons to duplicate, remove, transfer, disclose or utilize information, property, assets, trade secrets or other things of value of SEQUA which have not been subject to public disclosure, except as required in the course of your employment at SEQUA. Further, upon such termination of your employment with SEQUA you will immediately return to SEQUA all property of SEQUA including any samples, notes, records, technical reports, electronic records, market research reports, files, correspondence, plans, research notebooks, drawings, customer lists, supplier lists, employee lists and planning documents, as well as all copies thereof.

2. That any and all inventions, discoveries, improvements, writings (including computer software), or compilations which you may conceive or make, either alone or jointly with others during your employment by SEQUA which relate to or are useful in the business of SEQUA, will be the exclusive property of SEQUA and will be regarded as SEQUA's trade secrets and you will promptly and fully disclose all such inventions, discoveries, improvements, writings or compilations to SEQUA.

3. That, irrespective of whether your employment by SEQUA may have terminated, you will assist SEQUA, at SEQUA's expense, and sign any and all documents necessary or appropriate to assign to SEQUA your entire right, title and interest in and to any and all inventions, discoveries, improvements, writings or compilations specified in Paragraph "2", and to prepare and execute such documents as shall be necessary or appropriate to permit the expeditious preparation, filing or prosecution of such applications for patents or copyrights, or the issuance of patents or copyrights thereon in the name of SEQUA in any countries and to protect the same against infringement by others.

4. That you will not, anywhere in the United States or any other country where SEQUA competes for business, during your employment by SEQUA and for a period of one (1) year from the date of any termination of your employment, render services directly or indirectly for employment or render services directly or indirectly for your own account or to any person, firm or corporation competitive with SEQUA, except that you may accept employment with a diversified company so long as your employment pertains solely to that part of its business which is not competitive with SEQUA and provided that, prior to accepting such employment, SEQUA receives written assurances satisfactory to it from the prospective employer that you shall not be required to render services in that part of its business which does compete with SEQUA. If you are unable to obtain employment consistent with your training and education solely because of the provisions of this paragraph, such provision shall bind you as long as SEQUA, in its sole discretion, makes payments to you of an amount equal to your monthly base pay at termination (exclusive of extra compensation or employee benefits) on or before the fifteenth day of each month; however, the total sum to be paid by SEQUA shall in no event be any amount greater than the equivalent of twelve (12) such monthly payments. You will, during each month for which you claim payments, give SEQUA a detailed written account of your efforts to obtain employment and such account will include a statement by you that, although you conscientiously sought employment, you were unable to obtain it solely because of the provisions of this paragraph. It is understood that SEQUA need not make a monthly payment to you for any month during which you have failed to account to SEQUA as provided for herein, but that the restriction on employment provided in this paragraph shall still apply.

     You shall be relieved of your agreement as in this paragraph set forth if an officer of SEQUA gives you written permission to accept available employment, or gives you a written release from the obligations of this paragraph, or fails to make the monthly payment required in the above paragraph even though you have fully complied with your obligation to provide detailed written accounts. Upon your obtaining employment, you will promptly give written notice of such employment to SEQUA. It is understood that SEQUA may discontinue the aforesaid monthly payments at any time.

     For the purpose hereof, a company will be deemed to be in competition with SEQUA, if it is engaged in or intends to be engaged in, research or development, production, marketing or selling any product or process which resembles or competes with a product being made or sold by SEQUA or a process being employed by SEQUA or a product or process upon which you were working during your employment by SEQUA, or about which you acquire confidential information through your work with SEQUA.

5. That you have represented that you have no agreement with or obligations to others in conflict with this Agreement; that should this Agreement be adjudicated illegal in any respect by a court of competent jurisdiction, then only such part of the particular provision so adjudicated shall be abrogated and the remainder of such provision and all other provisions of this Agreement shall remain in full force and effect.

6. That this Agreement shall bind your heirs, executors, administrators and legal representatives and your rights and obligations hereunder may not be assigned or otherwise transferred by you. SEQUA may assign its rights, together with its obligations hereunder, in connection with any sale, transfer or other disposition of all or substantially all of its interest in the business or activity in connection with which you are employed.

7. That you understand and agree that in the event of your violation or breach of your obligations under this Agreement, SEQUA shall be authorized and entitled to obtain from any court of competent jurisdiction, preliminary and permanent injunctive relief, in addition to any other rights or remedies to which SEQUA may be entitled.

8. That the obligations hereunder shall remain in effect during your employment by SEQUA and thereafter whatever the reason for termination of such employment.

     It is understood that the agreement evidenced by this letter, together with your Employment Agreement dated as of December 16, 1999, constitutes the entire agreement between you and SEQUA, and cannot be changed or modified except in writing signed by an officer of SEQUA.

                                  SEQUA CORPORATION




By:______________________________________
                                     Norman E. Alexander
                                     Chairman and Chief Executive
Officer


The undersigned hereby acknowledges receipt of a copy of this Agreement and acceptance of its terms.



_____________________________
Howard Leitner